UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 27, 2008 (February 21, 2008)
Monarch Community Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland State or other jurisdiction of Incorporation	000-49814 (Commission File Number)	04-3627031 (IRS Employer Identification No.)
375 North Willowbrook Road, Coldwater, MI 49036

(Address of principal executive offices) (Zip Code)
(517) 278-4566

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On February 21, 2008, Monarch Community Bancorp, Inc. (the “Company”) entered into a management continuity agreement with Rebecca S. Crabill, the Company’s recently announced Chief Financial Officer. The terms of the agreement, a copy of which is attached hereto as Exhibit 10.1, are identical to those with the Company’s other executive officers. The agreement is incorporated herein by reference.

ITEM 8.01	OTHER EVENTS
     On February 25, 2008, the Company announced the completion of its previously announced stock repurchase plan and the implementation of a new stock repurchase program whereby the Company intends to repurchase up to 228,000 of its outstanding shares of common stock over the period ending December 31, 2008.
     A copy of the press release is attached hereto as an exhibit and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits

Exhibit Number

10.1	Management Continuity Agreement with Rebecca S. Crabill.

99.1	Press Release, dated February 25, 2008 issued by Monarch Community Bancorp, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH COMMUNITY BANCORP, INC.
Dated: February 27, 2008	/s/ Donald L. Denney
Donald L. Denney
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Management Continuity Agreement with Rebecca S. Crabill.

99.1	Press Release, dated February 25, 2008 issued by Monarch Community Bancorp, Inc.